UNICAST COMMUNICATIONS CORP.

FINANCIAL STATEMENTS

DECEMBER 31, 2004

UNICAST COMMUNICATIONS CORP.

To the Board of Directors of

Unicast Communications Corp.

New York, New York

We have audited the accompanying balance sheet of Unicast Communications Corp. as of December 31, 2004, and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unicast Communications Corp. as of December 31, 2004, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant annual operating losses since inception and had significant deficiencies in working capital and stockholders’ equity at December 31, 2004. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TARLOW & CO., C.P.A.'S

New York, New York

February 10, 2005

UNICAST COMMUNICATIONS CORP.

BALANCE SHEET

DECEMBER 31, 2004

ASSETS
Current assets
Cash	$15,469
Accounts receivable, less allowance for doubtful accounts of $145,000	2,052,305
Prepaid expenses and other current assets	6,923

Total current assets	2,074,697

Computer equipment, net of accumulated depreciation of $138,046	28,132

Other assets
Computer software costs	41,666
Other assets	22,470

Total other assets	64,136

Total assets	$2,166,965

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued expenses	$3,380,223
Rent and utilities payable - related party	221,234
Notes payable - current portion	80,000
Note payable - related party	86,837

Total current liabilities	3,768,294

Long-term liabilities
Notes payable - less current portion	150,000
Notes payable - related party	3,904,800

Total liabilities	7,823,094

Stockholders’ equity (deficiency)
Common stock, $0.01 par value, 750,000 shares authorized, 741,739 shares issued and outstanding	7,417
Additional paid-in capital	58,964,065
Accumulated deficit	(64,627,611)

Total stockholders’ equity (deficiency)	(5,656,129)

Total liabilities and stockholders’ equity (deficiency)	$2,166,965

The accompanying notes are an integral part of these financial statements.

UNICAST COMMUNICATIONS CORP.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

Revenues	$6,053,258

Cost of revenues (exclusive of depreciation which is shown separately below)	3,336,739

Gross profit	2,716,519

Operating Expenses:
Sales and marketing	2,351,865
Research and development	1,461,052
General and administrative	1,443,569
Depreciation	129,723

Total operating expenses	5,386,209

Loss from operations	(2,669,690)

Other income (expense)
Interest expense	(110,091)

Net loss	$(2,779,781)

The accompanying notes are an integral part of these financial statements.

UNICAST COMMUNICATIONS CORP.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

FOR THE YEAR ENDED DECEMBER 31, 2004

	Preferred Stock Series B		Preferred Stock Series A		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total

	Shares	Amount	Shares	Amount	Shares	Amount

Balance, January 1, 2004	63,099	$631	53,970	$540	10	$–	$53,992,567	$(61,847,830)	$(7,854,092)

Troubled debt restructuring- related party	(63,099)	(631)	(21,588)	(216)	110,747	1,107	2,630,300		2,630,560

Issuance of new shares - recapitalization					300,000	3,000	747,000		750,000

Exchange of preferred shares for common shares - recapitalization			(32,382)	(324)	32,382	324			–

Restructuring of unpaid rent							850,684		850,684

Issuance of new shares - other					298,600	2,986	743,514		746,500

Net loss for the year								(2,779,781)	(2,779,781)

Balance, December 31, 2004	–	$–	–	$–	741,739	$7,417	$58,964,065	$(64,627,611)	$(5,656,129)

The accompanying notes are an integral part of these financial statements.

UNICAST COMMUNICATIONS CORP.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2004

Cash flows from operating activities
Net loss	$(2,779,781)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	129,723
(Increase) decrease in:
Accounts receivable	(981,140)
Prepaid expenses and other current assets	29,466
Other assets	87,021
Increase (decrease) in:
Accounts payable and accrued expenses	1,945,568
Rent payable - related party	(153,300)
Accrued interest on notes payable - related party	106,679

Net cash used by operating activities	(1,615,764)

Cash flows from investing activities
Purchase of computer equipment	(8,481)

Cash flows from financing activities
Repayment of note payable	(12,500)
Advance from related party	86,837
Proceeds from issuance of stock	1,496,500

Net cash provided by financing activities	1,570,837

Net decrease in cash	(53,408)
Cash at beginning of year	68,877

Cash at end of year	$15,469

Supplemental disclosures of cash flow information
Cash paid for interest	$-0-
Cash paid for income taxes	$-0-

Non Cash Financing Activities:

Increase in stockholders’ equity (deficiency) from troubled debt	$2,630,560

Contribution to capital on related party lease restructuring	$850,684

The accompanying notes are an integral part of these financial statements.

UNICAST COMMUNICATIONS CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Unicast Communications Corp. (the “Company”) was incorporated in the State of Delaware on March 29, 1996.

The company has developed technology that can be used to produce rich media video advertisements and deliver those ads over the Internet. The Company offers its customers a variety of formats for ad delivery. The format used in the majority of the Company’s arrangements with its customers results in video and interactive advertisements playing over the top of pages on the World Wide Web and having the appearance of floating. The Company also offers its customers the ability to display full-screen or partial-screen videos and interactive advertisements as Web users navigate between pages. Other formats employed for delivery are video and interactive advertisements embedded within Web pages and rich media advertisements that briefly cover all or part of a Web page as it loads.

The Company sells its advertisement delivery services mainly through advertising agencies and occasionally directly to advertisers. The Company’s customers are predominantly located in the United States.

In connection with the delivery of advertisements, the Company offers its customers creative services for developing ads. As more fully described in Note 12, on January 3, 2005, all of the Company’s outstanding stock was acquired by Viewpoint Corporation (“Viewpoint”).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
a)	Liquidity

At December 31, 2004, the Company had cash of $15,469 and current liabilities in excess of current assets of $1,693,597. During the year ended December 31, 2004, the Company incurred a net loss of $2,779,781 and had net cash used by operating activities of $1,615,764. The Company has had significant annual operating losses since its inception and as of December 31, 2004 had an accumulated deficit of $64,627,611 and a net stockholder’s deficiency of $5,656,129. There can be no assurance that the Company will achieve or sustain positive cash flows from operations or profitability.

As more fully described in Note 12, all of the Company’s outstanding stock was acquired by Viewpoint on January 3, 2005. Without a significant increase in the Company’s revenue, a significant decrease in its expenses, additional financing from Viewpoint or an outside source or some combination of these, the Company will be unable to meet its operating cash flow needs and anticipated capital expenditure requirements through the next 12 months.

UNICAST COMMUNICATIONS CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)	Revenue Recognition

The Company has software that can be used by it or its customers to develop rich media video and interactive advertisements to be delivered to Web users over the Internet. In most cases, customers create their own advertisements using the Company’s software; in some cases, the Company develops the advertisement for the customer and bills the customer for this additional service. Customers are not charged a fee for the right to use the Company’s ad development software.

Once the advertisement has been created, the Company uses its own delivery software to transmit the advertisements over the Internet. The Company charges its customers a fee each time it delivers an advertisement.

The ad design software provided to customers free of charge constitutes software that is being marketed by the Company, since it is more than incidental to the ad delivery service the Company provides. Therefore, the Company recognizes revenue from such arrangements in accordance with Statement of Position 97-2 (“SOP 97-2”). SOP 97-2 requires four criteria to be met before revenue may be recognized: (i) persuasive evidence of an arrangement exists, (ii) delivery of the advertisements has occurred, (iii) the fee is fixed or determinable, and (iv) collectibility of the fee is probable.

The ad design software, delivery services and creative services that constitute the Company’s arrangements with its customers are multiple-element arrangements as described in SOP 97-2. Since the ad development software is not sold separately, no vendor specific objective evidence exists regarding its fair value. Consequently, no revenue is recognized with regard to the design software until all elements of the arrangement have been delivered.

Since revenue from the delivery of advertisements is based on a price per delivery, such revenue is recognized as each ad is delivered, provided the general revenue recognition criteria of SOP 97-2 are met.

UNICAST COMMUNICATIONS CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)	Revenue Recognition (Continued)

Revenue from the performance of creative services is recognized as the services are performed, provided the general revenue recognition criteria of SOP 97-2 are met.

In some instances, the Company is responsible for providing complete advertising agency services to its clients, determines the price clients pay for those services, selects the Web sites on which client advertisements will be placed, and bears all client credit risks. Revenue from such arrangements is accounted for on a gross basis. Revenue from the advertising agency service component of arrangements with customers is recognized as the services are performed, provided the general revenue recognition criteria of SOP 97-2 are met.

Effective January 1, 2004, the Company has prospectively applied the provisions of Emerging Issues Task Force Issue No. 00-21 (“EITF 00-21”) to new revenue arrangements with multiple deliverables. The Company does not expect the adoption of this guidance to have a material effect on the timing or amount of its revenue recognition.

d)	Computer Equipment

Computer equipment is stated at cost less accumulated depreciation and depreciated using the straight-line method over their respective estimated useful lives, which range from three to five years.

e)	Costs of Computer Software to be Sold, Leased or Otherwise Marketed

In accordance with Statement of Financial Accounting Standards No. 86 (“SFAS 86”) costs incurred in purchasing or internally developing computer software products are charged to research and development expense when incurred until technological feasibility has been established for the product. Thereafter, all computer software production costs are capitalized and reported at the lower of unamortized cost or net realizable value. Amortization is based on the current and expected future revenue for each product but not less than an annual minimum determined on a straight-line basis over the remaining estimated economic life of the product.

UNICAST COMMUNICATIONS CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)	Costs of Computer Software Developed or Obtained for Internal Use

In accordance with SOP 98-1, costs incurred in purchasing or internally developing computer software for internal use are capitalized only during the application development stage. Such costs may include those incurred for design of the chosen path, coding, installation to hardware and testing. Cost incurred before and after the application development stage are charged to research and development expense. These costs may include formulation, evaluation and selection of alternatives, training and application maintenance. Capitalized costs of computer software for internal use are reported net of amortization and any impairment allowance that may be required by SFAS 144.

g)	Marketing and Promotional Expenses

Marketing and promotional expenses, including advertising costs, are expensed as incurred. For the year ended December 31, 2004 such expenses amounted to $192,483.

h)	Stock-Based Compensation

The Company accounts for stock option grants to employees in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”) and its related interpretations. Under the intrinsic value based method described in APB 25, compensation cost is the excess, if any, of the fair value of the stock at the date of grant over the amount the employee must pay to acquire the stock. This total compensation cost is charged to earnings over the vesting period.

Stock options issued to non-employees are accounted for in accordance with the fair value based method of SFAS 123 and EITF 96-18. Compensation cost is measured at the earlier of the date the non-employee makes a commitment to perform services to earn the options or the date at which the non-employee’s performance is complete. A performance commitment exists where performance by the non-employee is probable because of sufficiently large disincentives for nonperformance. Such cost is generally recognized as an expense or asset as appropriate over the period of performance. Cost recognition may be required for some option arrangements that involve a contingent number of shares or exercise price before the measurement date.

The Company presents pro forma disclosures in its financial statements that restate stock-based compensation expense determined under the intrinsic value based method as if it had been determined using the fair value based method along with any income tax effects. The Company uses the Black-Scholes option-pricing model to calculate the values of stock-based awards as of the grant date for the purposes of preparing these pro forma disclosures.

For the purposes of the pro forma disclosures, the estimated fair value of the Company’s options is amortized to compensation expense over the options' vesting period. The Company’s pro forma net loss for the year ended December 31, 2004, is summarized as follows:

Net Loss	$(2,779,781)
Add: Stock-based employee compensation expense included in reported net loss, net of related income tax effects
Deduct: Stock-based employee compensation expense determined under fair value based method, net of related income tax effects	(235)

Pro forma net loss as if the fair value based method had been applied for all awards	(2,780,016)

NOTE 3 -  NOTE PAYABLE

As a result of an early termination of a lease, the Company agreed to make certain payments to the landlord. The remaining payments are due as follows:

Year Ending December 31,	Amount
2005	$80,000
2006	50,000
2007	100,000

$230,000

UNICAST COMMUNICATIONS CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 4 -  NOTES PAYABLE – RELATED PARTIES AND TROUBLED DEBT RESTRUCTURING

The Company has a demand note payable to a related party in the principal amount of $86,837. No interest is payable with respect to this note.

On February 27, 2004, the Company entered into a recapitalization agreement with its stockholders. Under the agreement, debt owed to one of the stockholders, the MacManus Group, Inc. (“MacManus”) was restructured to a reduced principal amount. That stockholder also exchanged 21,588 shares of Series A preferred stock and 63,099 shares of Series B preferred stock for 110,747 shares of common stock. The other three stockholders exchanged all of their Series A preferred stock for common stock on a one-for-one basis. Two of those stockholders each contributed $375,000 to the Company and each received 150,000 shares of common stock pursuant to the recapitalization agreement.

The restructuring of the MacManus debt was accounted for substantially as a troubled debt restructuring in accordance with SFAS 15. Based on an independent appraisal of the values of the different classes of stock exchanged by MacManus in the transaction the value of the common shares issued exceeded the value of the preferred shares surrendered by $31,274. This amount was recorded as a reduction of the carrying amount of the debt to MacManus and credited to stockholders’ equity. The remaining balance of the debt was reduced to the total future cash payments (whether characterized in the notes as principal or interest) specified by the terms of the modified debt instrument. Since MacManus is a related party, the reduction of the adjusted carrying value of the debt to the restructured amount payable was recorded as additional paid-in capital in accordance with APB 26. The Company did not recognize any gain on the transaction. The troubled debt restructuring transaction is summarized as follows:

Balance of debt owed to MacManus prior to restructuring		$6,535,100
Value of new common shares issued to MacManus	$599,141
Value of preferred shares surrendered by MacManus	(567,867)

Adjustment to debt balance		(31,274)

Adjusted debt balance		6,503,826
Amount of debt forgiven in troubled debt restructuring credited to additional paid-in capital		(2,599,026)

Restructured balance of debt		$3,904,800

UNICAST COMMUNICATIONS CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 4 -   NOTES PAYABLE – RELATED PARTIES AND TROUBLED DEBT RESTRUCTURING – (Continued)

The restructured balance of notes payable to MacManus reflected as long-term liabilities is summarized as follows:

Note secured by all assets of the Company with monthly payments of approximately $42,000 beginning March 31, 2006, and maturing on February 28, 2011	$2,497,332

Unsecured note due in a single payment on February 27, 2011	1,407,468

$3,904,800

Since the carrying amounts of the above notes include interest stated in the instruments as required by SFAS 15, the Company does not record interest expense on these notes.

Scheduled maturities of these notes for each of the next five years and thereafter is as follows:

Year Ending December 31,	Amount

2005	$–
2006	120,717
2007	416,060
2008	437,347
2009	459,722
Thereafter	2,470,954

$3,904,800

NOTE 5 -  LEASE RESTRUCTURE – RELATED PARTY

As part of the recapitalization agreement described in Note 4, the Company’s leasing arrangement for its office space was restructured in February 2004. The related party forgave unpaid rent of $1,182,834 and agreed to revise the terms of the lease effective March 1, 2004. In accordance with SFAS 13, the forgiveness of the unpaid rent was treated as an incentive related to the modification of the leasing arrangement. Since this forgiveness exceeded the minimum rental payments due under the revised arrangement, the excess was credited to additional paid-in capital. The carrying amount of unpaid rent was reduced to the amount of payments due under the new terms. The lease expires on June 30, 2005, and the total remaining payments due under the revised arrangement as of December 31, 2004 was $178,850, which has been recorded as a liability by the Company.

UNICAST COMMUNICATIONS CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 5 - LEASE RESTRUCTURE – RELATED PARTY (Continued)

The company incurred rent expense of $72,000 during the year ended December 31, 2004, under its leasing arrangement with the related party prior to the restructure. No rent expense is recorded under the revised terms of the lease, since the entire amount of minimum lease payments were recorded as a liability by the Company.

During the year ended December 31, 2004, the company incurred $42,384 in expenses payable to a related party primarily for utilities and telephone service in connection with its office premises.

NOTE 6 - INCOME TAXES

As of December 31, 2004, the Company had net operating loss carryforwards of approximately $15.4 million available to reduce future taxable income through 2023. This resulted in a deferred tax asset of approximately $6.1 million which has been completely offset by a valuation allowance. Utilization of the net operating loss carryforward may be restricted due to the change of ownership discussed in Notes 1 and 12.

The Company did not recognize any current or deferred income tax expense for the year ended December 31, 2004.

NOTE 7 - CONTINGENCIES

The Company is involved in litigation in the ordinary course of business. Based upon the facts known at this time, the Company believes that expenses, if any, are not expected to have a material effect on the financial position of the Company.

NOTE 8 - RETIREMENT PLAN

The Company adopted a 401(k) savings plan for all eligible employees effective January 1, 1998. The Company may make discretionary matching and profit-sharing contributions to the plan each year. As of December 31, 2004, the Company has made no contributions to the plan.

NOTE 9 - STOCK OPTION PLAN

From time to time, the Company’s board of directors grants options to purchase its common stock pursuant to its 1998 Stock Option Plan (the “Plan”). Incentive stock options may be granted to employees, while nonstatutory options may be granted to either employees or consultants. Consultants include all members of the board of directors whether they are compensated for their services or not as well as any other persons who are engaged by the Company to render consulting or advisory services and are compensated for such services.

Options vest over the periods specified in the instruments used to grant them, typically four years. Vesting ceases when the employment or consulting relationship terminates. Options granted under the Plan may not be exercisable for a term longer than 10 years. Options issued to stockholders that own stock representing more than 10% of the voting power of all classes of the Company’s stock entitled to vote may not be for a term longer than five years. The exercise price set at the date of grant is generally the fair value of the Company’s stock as determined by the Company; however, some options may be issued with exercise prices other than such fair value.

On December 6, 2002, the Company underwent a reorganization. As a result of the reorganization, all the Company’s outstanding capital stock of all classes was retired, and stockholders were paid a fixed amount for their shares. New classes of stock were authorized, and new shares were issued, primarily to creditors of the Company who had invested in convertible debt.

All outstanding stock options issued under the Plan to date give the option holders the right to purchase the Company’s now retired pre-reorganization common stock. Consequently, any option holders who exercise their options will be paid cash in the amount of $0.0005 per share, the amount for which the old common stock was redeemed to effect its retirement pursuant to the reorganization. The Plan authorized the Company to grant options for a maximum of 719,950 shares of its now retired pre-reorganization common stock under the Plan. Details of options outstanding on the Company’s now retired pre-reorganization common stock are as follows:

Number of Shares
Options outstanding at January 1, 2004	311,500
Options forfeited	3,000

Options outstanding at December 31, 2004	308,500

All of the above options have an exercise price of $3.60 per share and are fully vested. The Company did not recognize any stock-based compensation expense for the year ended December 31, 2004.

UNICAST COMMUNICATIONS CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 10 - STOCKHOLDER’S EQUITY

As of January 1, 2004, the Company was authorized to issue three classes of stock. The Company was also authorized to designate some of its preferred stock as one or more new series and define the rights and privileges of such series.

Series B Preferred Stock

The Company had 70,000 authorized shares of Series B preferred stock (“Series B”) with a par value of $0.01 per share. The Series B shares had cumulative dividend rights at a rate of $8 per share per annum that began to accrue on the date the shares were issued. Such shares were also entitled to a special one-time dividend of $1.7315 per share payable when declared by the board of directors in respect of dividends that would have accrued between December 7, 2002 and February 24, 2003, the date this class of stock became authorized. Series B also featured a dividend preference that prohibited the Company from paying dividends on its common stock or its Series A preferred stock (“Series A”) unless the Series B cumulative dividends were declared and either paid or set aside for payment. In the event of a liquidation, Series B stockholders were entitled to a distribution of $100 per share as well as any accrued cumulative dividends and held a liquidation preference over common and Series A stockholders. Series B stockholders were also entitled to participate in any liquidating distribution to common stockholders as if the Series B had been converted to common stock. Series B stockholders were entitled to voting rights based on the number of whole shares of common stock into which their Series B shares were convertible. Series B shares were convertible at the option of the stockholder at any time to common shares on a one-for-one basis adjusted for events such as stock splits and stock dividends. The Series B stock would automatically convert to common stock if there were a sale of the common stock at a price of at least $300 per share in a public offering resulting in at least $15 million of gross proceeds to the Company. Upon conversion of Series B shares to common shares, whether voluntarily or automatically, all cumulative dividend rights are canceled.

UNICAST COMMUNICATIONS CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

Series A Preferred Stock

The Company had 60,000 authorized Series A shares with a par value of $0.01 per share. Series A shares had cumulative dividend rights at a rate of $8 per share per annum that began to accrue on the date the shares were issued. Such shares were also entitled to a special one-time dividend of $1.7315 per share payable when declared by the board of directors in respect of dividends that would have accrued between December 7, 2002 and February 24, 2003, the date this series became authorized. Series A also featured a dividend preference that prohibited the Company from paying dividends on its common stock unless the Series A cumulative dividends were declared and either paid or set aside for payment. In the event of a liquidation, Series A stockholders were entitled to a distribution of $100 per share as well as any accrued cumulative dividends and held a liquidation preference over common stockholders. Series A stockholders were also entitled to participate in any liquidating distribution to common stockholders as if the Series A had been converted to common stock. Series A stockholders were entitled to voting rights based on the number of whole shares of common stock into which their Series A shares were convertible. Series A shares were convertible at the option of the

UNICAST COMMUNICATIONS CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 10 -  STOCKHOLDER’S EQUITY (Continued)

Series A Preferred Stock (Continued)

stockholder at any time to common shares on a one-for-one basis adjusted for events such as stock splits and stock dividends. The Series A stock would automatically convert to common stock if there were a sale of the common stock at a price of at least $300 per share in a public offering resulting in at least $15 million of gross proceeds to the Company. Upon conversion of Series A shares to common shares, whether voluntarily or automatically, all cumulative dividend rights are canceled.

 Common Stock

The Company had 300,000 authorized shares of common stock with a par value of $0.01 per share. Common stockholders were entitled to voting privileges, but no other special dividend or liquidation rights.

Undesignated Preferred Stock

The Company was authorized to designate 70,000 shares of preferred stock with a par value of $0.01 per share as one or more series and define the rights and privileges of each series concurrent with such designation.

Changes in Capital Structure

Pursuant to the recapitalization agreement more fully described in Note 4, all of the Company’s outstanding shares of preferred stock were converted to common stock on February 27, 2004. The Company’s certificate of incorporation was amended to reflect that there were no shares of either designated or undesignated preferred stock authorized. The number of authorized shares of common stock was increased to 750,000.

UNICAST COMMUNICATIONS CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 11 -  CONCENTRATIONS OF CREDIT RISK

a)	The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits.
b)

The company extends credit in connection with its sales to a diversified customer base; however, as of December 31, 2004, two customers represented approximately 63% of the outstanding accounts receivable.

c)	For the year ended December 31, 2004, two vendors represented approximately 21% of the cost of sales.
d)	Sales to two major customer amounted to 24% of net sales for the year ended December 31, 2004.

NOTE 12 -  SUBSEQUENT EVENT

On December 1, 2004, Viewpoint entered into an agreement to acquire all of the Company’s outstanding capital stock. The transaction closed on January 3, 2005.

Under the terms of the agreement, Viewpoint issued an aggregate of 1.1 million shares of Viewpoint common stock to the selling stockholders of the Company and paid $0.2 million in cash. Within 190 days following the closing, Viewpoint will be obligated to issue up to an additional 0.4 million shares of Viewpoint common stock and to make an additional cash payment of up to $0.2 million. The number of shares issuable and the amount of cash payable within 190 days following closing will be subject to adjustments based on net working capital assumed by Viewpoint in accordance with terms set forth in the agreement.

Viewpoint assumed an obligation to make certain payments on behalf of the selling stockholders in the maximum amount of $0.4 million, payable in equal bi-monthly installments over the one-year period following the closing. If the obligation ceases over the course of the year or is determined to be less than $0.4 million, Viewpoint will pay to the selling stockholders the difference between $0.4 million and the amount payable under the severance obligation.